Exhibit 23.4

Nordic American Offshore Ltd.
LOM Building
27 Reid Street
Hamilton HM 11
Bermuda

TW/NS	28th May, 2019

Ladies and Gentlemen:
Reference is made to the Form F-1 registration statement, including any amendments or supplements thereto, and the prospectus contained therein (the “Registration Statement”) of Nordic American Offshore Ltd. (the “Company”). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us as set forth in the Registration Statement under the section entitled “Industry and Market Conditions—The 2018 Offshore Support Vessel Market,” including any such information that has been incorporated by reference into the Registration Statement from the Company’s annual report on Form 20-F for the year ended December 31, 2018. We further advise the Company that our role has been limited to the provision of such statistical data supplied by us.  With respect to such statistical data, we advise you that:
(1) we have accurately described the information and data of the offshore support vessel shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and
(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the offshore support vessel shipping industry.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled “Experts.”
Yours faithfully, FEARNLEY OFFSHORE SUPPLY AS

/s/ Tor Widing
Tor Widing
Managing Director

Fearnley Offshore Supply AS Enterprise number NO 991 436 804 VAT An Astrup Fearnley company	Office: Grey Wedels pl. 9 N-0151 Oslo Norway	Mailing address: P.O.Box 1158 Sentrum N-0107 OSLO Norway	Telephone: +47 22 93 64 00 www.fearnleyoffshoresupply.no

E-mail: supply.offshore@fearnleys.no